TELESCAN, INC. & SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                                                     QUARTER ENDED                TWELVE MONTHS ENDED
                                                      DECEMBER 31,                    DECEMBER 31,
                                              ----------------------------   ----------------------------
                                                   1998            1997          1998            1997
                                              ------------    ------------   ------------    ------------
BASIC:
Weighted average number of
  shares of common stock ..................     11,078,183      10,798,835     11,039,243      10,766,232
Assumed exercise of certain
  stock options ...........................           --              --             --              --
                                              ------------    ------------   ------------    ------------
                                                11,078,183      10,798,835     11,039,243      10,766,232
                                              ------------    ------------   ------------    ------------

Net income (loss) .........................   $ (3,399,374)   $    392,264   $ (4,454,258)   $    195,848
                                              ============    ============   ============    ============

BASIC EARNINGS  PER SHARE:
Net income (loss) .........................   $      (0.31)   $       0.04   $      (0.40)   $       0.02
                                              ============    ============   ============    ============

DILUTED:
Weighted average number of
  shares of common stock ..................     11,078,183      10,798,835     11,039,243      10,766,232
Assumed exercise of certain
  stock options ...........................           --           311,928           --              --
                                                              ------------   ------------    ------------
                                                 11,078,18     11,110,763      11,039,243     10,766,232
                                              ------------    ------------   ------------    ------------

Net income (loss) .........................   $ (3,399,374)   $    392,264   $ (4,454,258)   $    195,848
                                              ============    ============   ============    ============

DILUTED EARNINGS PER SHARE: ...............   $      (0.31)   $       0.04   $      (0.40)   $       0.02
                                              ============    ============   ============    ============


No dilution effect for periods with losses.

                           TELESCAN, INC. & SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2


                                                          DAYS        WEIGHTED
                                             SHARES    OUTSTANDING     SHARES
                                            ---------- -----------   -----------
QUARTER ENDED DECEMBER 31, 1998:

Balance September 30, 1998 ..............   11,075,256       92      11,075,256

Common stock issuances ..................       14,536     18.5           2,927
                                            ----------               ----------

Balance December 31, 1998 ...............   11,089,792               11,078,183
                                            ==========               ==========

TWELVE MONTHS ENDED DECEMBER 31, 1998:

Balance December 31, 1997 ...............   10,924,382      365      10,924,382

Common stock issuances ..................      165,410    253.5         114,861
                                            ----------               ----------

Balance December 31, 1998 ...............   11,089,792               11,039,243
                                            ==========               ==========